UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2013

MMAX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301

 (Address of principal executive offices) (Zip Code)

1-800-991-4534

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On February 28, 2013, MMAX Media, Inc. (the “Company”) completed the issuance of a series of unsecured promissory notes in the aggregate principal amount of $210,000 (the “Notes”) to Celentano Consulting Company, LLC, an affiliate of the Company.  The Notes bear interest at an annual rate of 7% and are payable on or before 12 months from the date of issuance. Subject to certain limitations below, the Notes may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.005 per share, subject to adjustment.  The conversion of the Notes may be limited if, upon conversion, the holder thereof would beneficially own more than 4.9% of the Company’s common stock.  The Company received $210,000 in proceeds from the issuance of the Notes.  The Company used the proceeds for working capital purposes.

The Notes were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Notes contain a legend restricting transferability absent registration or applicable exemption.  A copy of the form of Note is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Form of Unsecured Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAX MEDIA, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
March 4, 2013